Exhibit 99.1

                                                                    News Release


TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990


FOR IMMEDIATE RELEASE

               Transaction Systems Architects Adds Board Members

(OMAHA, Neb.-- March 13, 2003)-- Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce solutions, announced today that it has added two members to its Board of Directors, bringing the total number of board members to seven. John D. Curtis, legal and business consultant, and John E. Stokely, President of JES, Inc., an investment and consulting firm, have joined the board effective March 11, 2003.

Since August 2002, Mr. Curtis has provided legal and business consulting services to various clients. From July 2001 until July 2002, Mr. Curtis was General Counsel of Combined Specialty Corporation and a director of Combined Specialty Insurance Company, each wholly-owned subsidiaries of Aon Corporation (NYSE: AOC). From November 1995 until July 2001, when Aon Corporation acquired the company, Mr. Curtis was President of First Extended, Inc., a holding company with two principal operating subsidiaries, First Extended Service Corporation and FFG Insurance Company. First Extended Service Corporation is an administrator of vehicle extended service contracts and other service agreements to automobile dealers throughout the United States. FFG Insurance Company is a property and casualty insurance company. Prior to 1995, Mr. Curtis practiced general corporate and securities law, primarily representing publicly held corporations and investment bankers in financing and merger and acquisition transactions. Mr. Curtis holds undergraduate and law degrees from the University of Texas.

Since August 1999, Mr. Stokely has served as President of JES, Inc., an investment and consulting firm, providing strategic and financial advice to companies in a variety of industries. From 1996 to 1999, Mr. Stokely was the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc., a publicly traded FORTUNE 500 food retailer and wholesale grocery distributor. Richfood Holdings, Inc. merged with Supervalu, Inc. in August 1999. Mr. Stokely holds a B.S. in Accounting from the University of Tennessee. Mr. Stokely is also a director of Performance Food Group (Nasdaq: PFGC), Nash Finch Company (Nasdaq: NAFCE) and SCP Pools, Inc. (Nasdaq: POOL).

"We are extremely pleased that Mr. Stokely and Mr. Curtis have agreed to join our board," said Harlan Seymour, Chairman. "Their proven leadership skills and past business experiences will provide additional strength to TSA's board. We look forward to their contributions as we continue to build upon the Company's solid position as a leading provider of e-payment solutions."


About Transaction Systems Architects

Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,670 product systems in 71 countries on six continents.


Forward-Looking Statements

Any statements in this press release regarding projected results are preliminary and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, this press release may contain other forward-looking statements including statements regarding Transaction Systems Architects, Inc.'s ("TSA"), its subsidiaries or third parties' expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect. The forward-looking statements in this press release are subject to a variety of risks and uncertainties. Actual results could differ materially.

For a detailed discussion of the Company's risk factors, interested parties should review TSA's filings with the Securities and Exchange Commission.

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